Exhibit 10.20

ENCORE CREDIT

AMENDMENT NO. 3 TO

COMMITMENT LETTER

This AMENDMENT NO. 3 TO COMMITMENT LETTER (the “Amendment”) is made and entered into as of July 30, 2004 by and between Countrywide Warehouse Lending (“Lender”) Encore Credit Corp. and Bravo Credit Corporation (collectively “Borrower”). This Amendment amends that certain Commitment Letter by and between Lender and Borrower dated as of November 14, 2003 (the “Commitment Letter”), which supplements that certain Revolving Credit and Security Agreement by and between Lender and Borrower dated as of May 13, 2002 (as may be amended from time to time, the “Credit Agreement”).

R E C I T A L S

Lender and Borrower have previously entered into the Commitment Letter and Credit Agreement pursuant to which Lender may, from time to time, provide Borrower credit in the form of a warehouse line secured by residential mortgage loans. Lender and Borrower hereby agree that the Commitment Letter shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which

1.	Aggregate Credit Limit. Lender and Borrower agree that the Aggregate Credit Limit set forth in the Commitment Letter shall be amended as follows:

“$200,000,000, $1,000,000 of the Aggregate Credit Limit shall be for the exclusive use of Bravo Credit Corporation, but will remain the obligations of Encore Credit Corp. and Bravo Credit Corporation. Borrower shall be obligated to verify that the exclusive limit for Bravo Credit Corporation is adhered to prior to requesting an advance.”

2.	Financial Ratios. Lender and Borrower agree that the Financial Ratios of the Commitment Letter listed below shall be amended solely for Bravo Credit Corporation as follows, all other existing Financial Ratios of the Commitment Letter Shall remain unchanged; TNW for Encore Credit will remain at $20,000,000.

Minimum Tangible Net Worth:	$250,000
Bravo Credit Corporation

3.	No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Commitment Letter shall remain in full force and effect and nothing herein shall affect the rights and remedies of Lender as provided under the Commitment Letter and Credit Agreement. To the extent any amendments to the Commitment Letter contained herein conflict with any previous amendments to the Commitment Letter, the amendments contained herein shall control.

4.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

5.	Facsimiles. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Lender and Borrower have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

COUNTRYWIDE WAREHOUSE LENDING		BRAVO CREDIT CORPORATION

By:		By:	/s/ Jon Daurio
	Signature		Signature

Name:		Name	/s/ Jon Daurio

Title:		Title:	EVP